UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2021

PROMETHEUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40187	81-4282653
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9410 Carroll Park Drive

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858-824-0895

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RXDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2021, the Board of Directors (the “Board”) of Prometheus Biosciences, Inc. (the “Company”) increased the authorized number of directors to nine (9) pursuant to the bylaws of the Company. Additionally, pursuant to the bylaws of the Company, the Board appointed Fred Hassan to fill such newly created directorship. Mr. Hassan will serve as a Class III director, with an initial term expiring at the Company’s 2024 annual meeting of stockholders.

In addition, in connection with the Board appointment of Mr. Hassan, effective as of May 14, 2021, the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board is composed of Tadataka Yamada, M.D., Judith L. Swain, M.D., and Mr. Hassan. Dr. Yamada will continue to serve as chair of the Nominating Committee.

Mr. Hassan currently serves as Director of Warburg Pincus LLC, a global private equity investment institution which he joined in 2009. Previously, Mr. Hassan served as Chairman and Chief Executive Officer of Schering-Plough from 2003 to 2009. Before assuming these roles, from 2001 to 2003, Mr. Hassan was Chairman and Chief Executive Officer of Pharmacia Corporation, a company formed through the merger of Monsanto Company and Pharmacia & Upjohn, Inc. He joined Pharmacia & Upjohn, Inc. as Chief Executive Officer in 1997. Mr. Hassan has served as a director of Amgen, Inc. since 2015 and Precigen, Inc., since 2016. Previously, Mr. Hassan served as a director of Time Warner Inc. (now Warner Media, LLC) from October 2009 to June 2018 and as a director of Avon Products, Inc. from 1999 until 2013. He was Chairman of the Board of Bausch & Lomb from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2013 and served on the board of Valeant Pharmaceuticals from 2013 to 2014. Mr. Hassan received a B.S. in Chemical Engineering from the Imperial College of Science and Technology at the University of London and an M.B.A. from Harvard Business School. Mr. Hassan’s extensive executive leadership and corporate governance experience in the biotechnology industry contributed to our board of director’s conclusion that Mr. Hassan should serve as a director of our company.

Pursuant to the Company’s non-employee director compensation program, Mr. Hassan was granted on the date of his appointment options to purchase 40,000 shares of the Company’s common stock, which vest in substantially equal monthly installments over the three years following the date of grant. Mr. Hassan will receive cash compensation for his service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Mr. Hassan has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2021.

There is no arrangement or understanding between Mr. Hassan and any other person pursuant to which Mr. Hassan was appointed as a director. Mr. Hassan is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Mr. Hassan is independent director in accordance with the listing requirements of the Nasdaq Global Select Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMETHEUS BIOSCIENCES, INC.

Date: May 18, 2021	By:	/s/ Timothy K. Andrews
Timothy K. Andrews
General Counsel and Secretary